EXHIBIT 23.14

CONSENT OF QUALIFIED PERSON

In connection with the McEwen Inc. Current Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2026, and any amendments or supplements and/or exhibits thereto, including without limitation Amendment No. 1 thereto (collectively, the “Form 10-K”), the undersigned consents to the following:

●	the filing and use of the technical report summary titled “Technical Report Summary of the Los Azules Copper Mining Project” (the “TRS”), effective September 3, 2025, and current as of December 31, 2025, as an exhibit to and referenced in the Form 10-K;
●	the incorporation by reference of the TRS in the Registration Statements of McEwen Inc. on Form S-8 (Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333-204693, 333-222609, 333-275325 and 333-281728), Form S-3 (File No. 333-275324) and Form S-4 (File No. 333-281729) (collectively, the “Registration Statements”);
●	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the TRS, Form 10-K and the Registration Statements; and
●	any extracts from or summaries of the TRS included or incorporated by reference in the Form 10-K and the Registration Statements, and the use of any information derived, summarized, quoted or referenced from the TRS, or portions thereof, that were prepared by us, that we supervised the preparation of, and/or that were reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

Date: March 16, 2026

Signed by:

/s/ Samuel Engineering Inc.
Samuel Engineering Inc.